UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 16, 2010

Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6789 (Primary Standard Industrial Classification Code Number)	13-3950486 (I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100
Tampa, FL 33607
(813) 421-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 16, 2010, Walter Investment Management Corp. (the “Company”) entered into Amendment No. 1 (the “First Amendment” or “Amendment No. 1”) to its revolving credit agreement dated April 20, 2009, filed on Form 8-k with the Securities and Exchange Commission on April 23, 2009, by and among the Company, the lenders from time to time parties thereto, Regions Bank, as syndication agent, and SunTrust Bank, as administrative agent (the “Credit Agreement”). The Credit Agreement governs the Company’s $15 million revolving facility. Capitalized terms used herein and not otherwise defined shall have the respective meanings given thereto in the Credit Agreement.
     The First Amendment adds “Historical Accounts” and “Permitted Acquisition” to the definitions and replaces the definitions of “Delinquent Account”, “Portfolio Delinquency Ratio” and “Portfolio Loss Ratio” in their entirety. Additionally, the First Amendment amends the negative covenants to allow for the acquisition of residential real estate assets and the redemption or repurchase of Indebtedness issued by any WMC Trust so long as the aggregate purchase price does not exceed $77,000,000.
     The foregoing description of the Amendment to the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Revolving Credit Agreement. A copy of the Amendment to the Revolving Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
10.1	Amendment No. 1 to Revolving Credit Agreement dated as of February 16, 2010, to the Revolving Credit Agreement dated April 20, 2009 by and among Walter Investment Management Corp., as borrower, Regions Bank, as syndication agent, SunTrust Bank as administrative agent, and the additional lenders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.
Date: February 19, 2010	By:	/s/ Kimberly A. Perez
Kimberly A. Perez, Vice President,
Chief Financial Officer and Treasurer

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